Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

January 4, 2018

Argos Therapeutics, Inc.

4233 Technology Drive

Durham, NC 27704

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resale of an aggregate of up to 5,726,898 shares of common stock, $0.001 par value per share (“Common Stock”), of Argos Therapeutics, Inc., a Delaware corporation (the “Company”), including 689,995 shares of the Company’s Common Stock currently issued and outstanding (the “Initial Common Shares”) and 5,036,903 shares issuable upon the conversion of a convertible promissory note (the “Conversion Shares” and, together with the Initial Common Shares, the “Securities”) held by Saint-Gobain Performance Plastics Corporation (the “Selling Stockholder”). All of the Securities are being registered on behalf of the Selling Stockholder.

We are acting as counsel for the Company in connection with the registration for resale of the Securities. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Securities by the Selling Stockholder, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that (i) the Initial Common Shares have been duly authorized for issuance and are validly issued, fully paid and nonassessable and (ii) the Conversion Shares, when issued and delivered upon the conversion of the convertible promissory note issued by the Company to the Selling Stockholder in accordance with its terms, will be duly authorized, validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

January 4, 2018

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE
AND DORR LLP

By: /s/ Stuart M. Falber
       Stuart M. Falber, Partner